SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


               Date of Report:  December 23, 1997

                         WALGREEN CO.
     (Exact name of registrant as specified in its charter)


          Illinois                 1-604                    36-1924025
    (State or other      (Commission File Number)         (IRS Employer
    jurisdiction of                                       Identification No.)
    incorporation)



          200 Wilmot Road, Deerfield, Illinois              60015
          (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code:  (847) 940-2500



  (Former name or former address, if changed since last report)


Item 5.  Other Events.

          Walgreen Co. today said it will take a 5-cent per share charge against its first quarter 1998 earnings to comply with a new required accounting interpretation announced Nov. 20, 1997.
          The Emerging Issues Task Force (EITF), a subcommittee of the Financial Accounting Standards Board (FASB), requires that the cost of business process reengineering activities that are part of a systems development project be expensed as those costs are incurred. Any unamortized costs that were previously capitalized must be written off as a cumulative adjustment in the quarter containing Nov. 20, 1997.
          Walgreens will record this cumulative pre-tax charge of $43 million, or 5 cents per share, against 1998 first quarter earnings, which will be announced Jan. 5, 1998.
          Most of the systems development costs affected by the accounting change are associated with Intercom Plus, Walgreens advanced pharmacy computer system. Chainwide rollout of the system was completed Oct. 31.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WALGREEN CO.
                                                (Registrant)



                                        By      R. L. Polark____________
                                                R. L. Polark
                                                Senior Vice President
                                                (Chief Financial Officer)

Date:  December 23, 1997